As filed with the Securities and Exchange Commission on December 13, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

US DATAWORKS, INC.
(Exact Name of registrant as Specified in Its Charter)

Nevada	84-1290152
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
One Sugar Creek Center Blvd., 5th Floor
Sugar Land, TX 77478
(281) 504-8000
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Charles E. Ramey
One Sugar Creek Center Blvd., 5th Floor
Sugar Land, TX 77478
(281) 504-8000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copy to:
Richard S. Bebb, Esq.
Noelle Matteson, Esq.
Pillsbury Winthrop Shaw Pittman LLP
2475 Hanover Street
Palo Alto, CA 94304
Telephone: (650) 233-4500

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of each class of securities to be	Amount to be	offering price per	aggregate	Amount of
registered	registered(1)	share(2)	offering price	registration fee
Common Stock, $0.0001 par value(2)(3)	18,139,535 shares	$0.27	$4,897,675	$151

(1)	The shares being registered for resale by selling stockholders are issuable upon exercise of certain outstanding convertible notes and warrants of the Registrant. Pursuant to Rule 416 under the Securities Act of 1933, the number of shares registered hereby shall also be deemed to include such indeterminate number of additional shares of common stock that may be issued or have been issued upon conversion of the convertible notes and exercise of the warrants solely as a result of provisions to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices of the Company’s Common Stock on the American Stock Exchange on December 12, 2007.

(3)	Associated with the Common Stock are Series X Participating Preferred Stock Purchase Rights that will not be exercisable or be evidenced separately from the Common Stock prior to the occurrence of certain events.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 13, 2007

PROSPECTUS
18,139,535 Shares
Common Stock

     We have prepared this prospectus to allow the persons named in this prospectus under the caption “Selling Stockholders” to sell shares of our common stock issuable upon conversion of their convertible notes and upon exercise of their warrants. This prospectus will be used by selling stockholders to resell their shares of common stock. The conversion and exercise prices are set forth in the convertible notes and warrants, which are subject to anti-dilution adjustments. We will not receive any proceeds from the sale of the shares by the selling stockholders other than cash received upon the exercise of the warrants.
     For a more detailed description of the convertible notes and warrants, see “Selling Stockholders” beginning on page 10.
     Our common stock is traded on the American Stock Exchange under the symbol “UDW”. The last reported sale price of our common stock on the American Stock Exchange on December 12, 2007, was $0.28 per share.

     Investing in our common stock involves a high degree of risk. You should carefully read and consider the Risk Factors beginning on page 4.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2007

About This Prospectus
     You should rely only on the information provided in or incorporated by reference in this prospectus, the registration statement, a prospectus supplement or an amendment. We have not authorized anyone to provide you with information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. The selling stockholders are offering to sell, and seeking offers to buy, only the shares of common stock covered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of the shares.
     You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision. All references to “US Dataworks,” “we,” “us,” “our,” or the “Company” in this prospectus mean US Dataworks, Inc. and its subsidiaries, except where it is made clear that the term means only the parent company.

THE COMPANY
     US Dataworks is a developer of payment processing software, serving several of the top 25 banking institutions, top 10 credit card issuers, major retailers and the United States Government. We generate revenue from the licensing, system integration and maintenance of our core product, Clearingworks, and its component subsystems, ClearingworksACH, ClearingworksCHECK21, ClearingworksPAYMENTS and ClearingworksSECURE. Our software is designed to enable organizations to transition from traditional paper-based payment and billing processes to electronic payment solutions. Our products include check processing, point-of-purchase transactions and turnkey Automated Clearing House (ACH) payments. ACH payments are highly reliable and efficient electronic fund transfers among participating depository financial institutions including the Federal Reserve, the central bank of the United States. Our products are designed to provide organizations with an in-house solution that will complement and enhance such organizations’ existing technologies, systems and operational workflow. Our strategy is to identify, design and develop products that fill specific niches in the payment processing industry.
     MICRworkstm, Clearingworks®, Returnworkstm, and Remitworkstm are trademarks of US Dataworks. Other trademarks referenced herein are the property of their respective owners.
     Our executive offices are located at One Sugar Creek Center Blvd., 5th Floor, Sugar Land, TX 77478 and our telephone number at those offices is (281) 504-8000.

RISK FACTORS
     An investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus before you purchase shares of our common stock, including the risks and uncertainties discussed below, as well as any modification, replacement or update to these risks and uncertainties that are reflected in any future filings we make with the SEC as described under the caption “Documents Incorporated By Reference” below, which will also be incorporated by reference herein in their entirety.
     The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occurs, our business, financial condition and results of operations could be materially and adversely affected. As a result, the trading price of our common stock could decline, and you could lose part or all of your investment.
We have a history of losses and may not operate profitably in the future.
     We have a history of losses and our net losses and negative cash flow may continue for the foreseeable future. As of September 30, 2007, our accumulated deficit was ($52,131,368). We believe that our planned growth and profitability will depend in large part on our ability to promote our brand name, gain clients and expand our relationships with clients for whom we could provide licensing agreements and system integration. Accordingly, we intend to invest heavily in marketing, strategic partnership, development of our client base and development of our marketing technology and operating infrastructure. If we are not successful in promoting our brand name and expanding our client base, it will have a material adverse effect on our financial condition and our ability to continue to operate our business.
Our ability to continue as a going concern may be contingent upon our ability to secure capital from prospective investors or lenders.
     The consolidated financial statements, which are incorporated by reference, have been prepared assuming we will continue on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We believe we currently have adequate cash to fund anticipated cash needs through March 31, 2008. However, we may need to raise additional capital in the future. Any equity financing may be dilutive to shareholders, and debt financing, if available, will increase expenses and may involve restrictive covenants. We may be required to raise additional capital, at times and in amounts that are uncertain, especially under the current capital market conditions. These factors raise substantial doubt about our ability to continue as a going concern. Under these circumstances, if we are unable to obtain additional capital or are required to raise it on undesirable terms, it may have a material adverse effect on our financial condition, which could require us to:
     • curtail our operations significantly;
     • sell significant assets;
     • seek arrangements with strategic partners or other parties that may require us to relinquish significant rights to products, technologies or markets; or
     • explore other strategic alternatives including a merger or sale of US Dataworks.
     Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities that might be necessary should we be unable to continue as a going concern.

Our operating results are subject to fluctuations caused by many factors that could cause us to fail to achieve our revenue or profitability expectations, which in turn could cause our stock price to decline.
     Our operating results can vary significantly depending upon a number of factors, many of which are outside our control. Factors that may affect our quarterly operating results include:
     • market acceptance of and changes in demand for our products and services;
     • gain or loss of clients or strategic relationships;
     • announcement or introduction of new software, services and products by us or by our competitors;
     • our ability to build brand recognition;
     • timing of sales to customers;
     • price competition;
     • our ability to upgrade and develop systems and infrastructure to accommodate growth;
     • our ability to attract and integrate new personnel in a timely and effective manner;
     • our ability to introduce and market products and services in accordance with market demand;
     • changes in governmental regulation;
     • reduction in or delay of capital spending by our clients due to the effects of terrorism, war and political instability; and
     • general economic conditions, including economic conditions specific to the financial services industry.
     In addition, each quarter we derive a significant portion of our revenue from agreements signed at the end of the quarter. Our operating results could suffer if the timing of these agreements is delayed. Depending on the type of agreements we enter into, we may not be able to recognize revenue under these agreements in the quarter in which they are signed. Some of all of these factors could negatively affect demand for our products and services, and our future operating results.
     Most of our operating expenses are relatively fixed in the short-term. We may be unable to adjust spending rapidly to compensate for any unexpected sales shortfall, which could harm our quarterly operating results. Because of the emerging nature of the markets in which we compete, we do not have the ability to predict future operating results with any certainty. Because of the above factors, you should not rely on period-to-period comparisons of results of operation as an indication of future performances.
We may not be able to maintain our relationships with strategic partners, which may cause our cash flow to decline.
     We may not be able to maintain our relationships with strategic partners, such as BancTec and Computer Sciences Corporation. These strategic relationships are a core component of our sales and distribution strategy. The loss of a strategic partner could harm our financial results.
Because a small number of customers have historically accounted for and, may in future periods account for, substantial portions of our revenue, our revenue could decline because of delays of customer orders or the failure to retain customers.
     We have a small number of customers that account for a significant portion of our revenue. Our revenue could decline because of a delay in signing agreements with a single customer or the failure to retain an existing customer. In addition, we may not obtain additional customers. The failure to obtain additional customers or the failure to retain existing customers will harm our operating results.

If general economic and business conditions do not improve, we may experience decreased revenue or lower growth rates.
     The revenue growth and profitability of our business depends on the overall demand for computer software and services in the product segments in which we compete. Because our sales are primarily to major banking and government customers, our business also depends on general economic and business conditions. A softening of demand caused by a weakening of the economy may result in decreased revenue or lower growth rates. As a result, we may not be able to effectively promote future license revenue growth in our application business.
We may not be able to attract, retain or integrate key personnel, which may prevent us from successfully operating our business.
     We may not be able to retain our key personnel or attract other qualified personnel in the future. Our success will depend upon the continued service of key management personnel. The loss of services of any of the key members of our management team or our failure to attract and retain other key personnel could disrupt operations and have a negative effect on employee productivity and morale and harm our financial results.
We operate in a market that is intensely and increasingly competitive, and if we are unable to compete successfully, our revenue could decline and we may be unable to gain market share.
     The market for financial services software is relatively new and highly competitive. Our future success will depend on our ability to adapt to rapidly changing technologies, evolving industry standards, product offerings and evolving demands of the marketplace.
     Some of our competitors have:
     • longer operating histories;
     • larger installed customer bases;
     • greater name recognition and longer relationships with clients; and
     • significantly greater financial, technical, marketing and public relations resources than US Dataworks.
     Our competitors may also be better positioned to address technological and market developments or may react more favorably to technological changes. We compete on the basis of a number of factors, including:
     • the breadth and quality of services;
     • creative design and systems engineering expertise;
     • pricing;
     • technological innovation; and
     • understanding clients’ strategies and needs.
     Competitors may develop or offer strategic services that provide significant technological, creative, performance, price or other advantages over the services we offer. If we fail to gain market share or lose existing market share, our financial condition, operating results and business could be adversely affected and the value of the investment in us could be reduced significantly. We may not have the financial resources, technical expertise or marketing, distribution or support capabilities to compete successfully.

We may be responsible for maintaining the confidentiality of our client’s sensitive information, and any unauthorized use or disclosure could result in substantial damages and harm our reputation.
     The services we provide for our clients may grant us access to confidential or proprietary client information. Any unauthorized disclosure or use could result in a claim against us for substantial damages and could harm our reputation. Our contractual provisions attempting to limit these damages may not be enforceable in all instances or may otherwise fail to adequately protect us from liability for damages.
If we do not adequately protect our intellectual property, our business may suffer, we may lose revenue or we may be required to spend significant time and resources to defend our intellectual property rights.
     We rely on a combination of patent, trademark, trade secrets, confidentiality procedures and contractual procedures to protect our intellectual property rights. If we are unable to adequately protect our intellectual property, our business may suffer from the piracy of our technology and the associated loss in revenue. Any patents that we may hold may not sufficiently protect our intellectual property and may be challenged by third parties. Our efforts to protect our intellectual property rights may not prevent the misappropriation of our intellectual property. Any future infringement claims could cause us to spend significant time and money to defend our intellectual property rights, redesign our products or develop or license a substitute technology. We may be unsuccessful in acquiring or developing substitute technology and any required license may be unavailable on commercially reasonable terms, if at all. In the event of litigation to determine the validity of any third party claims or claims by us against such third party, such litigation, whether or not determined in our favor, could result in significant expense and divert the efforts of our technical and management personnel, regardless of the outcome of such litigation. Furthermore, other parties may also independently develop similar or competing products that do not infringe upon our intellectual property rights.
We may be unable to consummate future potential acquisitions or investments or successfully integrate acquired businesses or investments or foreign operations with our business, which may disrupt our business, divert management’s attention and slow our ability to expand the range of our technologies and products.
     We intend to continue to expand the range of our technologies and products, and we may acquire or make investments in additional complementary businesses, technologies or products, if appropriate opportunities arise. We may be unable to identify suitable acquisition or investment candidates at reasonable prices or on reasonable terms, or consummate future acquisitions or investments, each of which could slow our growth strategy. We have no prior history or experience in investing in or acquiring and integrating complementary businesses and therefore may have difficulties completing such transactions or realizing the benefits of such transactions, or they may have a negative effect on our business. Such investments or acquisitions could require us to devote a substantial amount of time and resources and could place a significant strain on our management and personnel. To finance any acquisitions, we may choose to issue shares of our common stock, which would dilute your interest in us. Any future acquisitions by us also could result in significant write-offs or the incurrence of debt and contingent liabilities, any of which could harm our operating results.
The actual or anticipated resale by the selling stockholders of shares of our common stock may cause the market price of our common stock to decline.
     The resale of our common stock by the selling stockholders through open market transactions or other means may, depending upon the timing of the resales, depress the market price of our common stock. Moreover, actual or anticipated downward pressure on the market price of our common stock due to actual or anticipated resales of our common stock could cause some institutions or individuals to engage in short sales of our common stock, which may itself cause the market price of our common stock to decline.
Conversion of the convertible notes and exercise of the warrants will dilute the ownership interest of existing stockholders, including holders who had previously converted their convertible notes.
     The conversion of some or all of the convertible notes and the exercise of some or all of the warrants will dilute the ownership interests of existing stockholders. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the convertible notes may encourage short selling by market participants because the conversion of the convertible notes could depress the price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     When used in this prospectus, the words “believe,” “expect,” “anticipate,” “intend,” “seek,” “will,” “may” and similar expressions are intended to identify forward-looking statements. These forward-looking statements speak only as of the date hereof. These are statements that relate to future periods and include, but are not limited to, statements as to customer concentration, our efforts to develop and maintain strategic relationships, our ability to compete, growth of competition, adequacy of cash, expectations regarding net losses and cash flow, statements regarding our growth and profitability, investments in marketing and promotion, our need for future financing, our dependence on personnel, our ability to respond to rapid technological change, our ability to increase volume sales of our products and our strategic relationships. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to development of new products and services and their use by our potential customers, our ability to attract and maintain strategic relationships, our ability to work with our strategic partners, our ability to retain and obtain customers, our ability to protect our proprietary rights, our ability to successfully gain market share, our dependence on a small number of customers, our ability to obtain future financing, our ability to achieve long term viability, and the risks set forth in this prospectus under the caption “Risk Factors” and any risk factors discussed in future filings which are incorporated by reference. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur and you should not place undue reliance upon them. We undertake no obligation to update beyond that required by law any forward-looking statements, whether as a result of new information, future events or otherwise.
     All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this prospectus.

PROCEEDS FROM THE OFFERING
     We will not receive any proceeds from the sale of the shares by the selling stockholders. All proceeds from the sale of the shares will be for the account of the selling stockholders, as described below. We may receive proceeds upon the exercise of warrants, up to $2,000,000 at an exercise price of $0.43 per share, held by the selling stockholders to the extent the warrant exercise prices are paid in cash. We intend to use any such proceeds for general corporate purposes, including working capital. See “Selling Stockholders” and “Plan of Distribution.”

SELLING STOCKHOLDERS
     The selling stockholders are offering for resale an aggregate of 13,953,489 shares of our common stock. On November 13, 2007, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the selling stockholders pursuant to which we issued an aggregate of $4,000,000 senior secured convertible notes and warrants to purchase an aggregate of 4,651,163 shares of our common stock, $0.0001 par value per share. The convertible notes currently bear an interest rate of 9.81% per annum, which is equal to LIBOR plus 5% re-calculated as of the first day of each calendar quarter. At any time, at the option of the selling stockholder, any outstanding principal amounts and accrued interest may be converted into shares of our common stock at a conversion price of $0.43 per share, which is equal to 110% of the dollar volume-weighted average price for our common stock on November 12, 2007, subject to anti-dilution provisions. As of the date hereof, a selling stockholder may not beneficially own more than 4.99% (the “Maximum Percentage”) of outstanding shares of our common stock following any such conversion. However, at any time, the selling stockholder may increase this Maximum Percentage up to 9.99% upon sixty-one (61) days prior written notice to us. The convertible notes have a maturity date of November 13, 2010.
     The warrants may be exercised for an aggregate of 4,651,163 shares of our common stock at exercise price of $0.43 per share, which is equal to 110% of the dollar volume-weighted average price for our common stock on November 12, 2007, subject to anti-dilution provisions. However, the selling stockholders, following any exercise, may not beneficially own more than the Maximum Percentage in effect at the time of any such exercise. The warrants may be exercised at any time until 11:59 p.m., New York time on November 13, 2012.
     The shares of our common stock being offered by the selling stockholders are issuable upon conversion of the principal and interest on the convertible notes and upon exercise of the warrants. We are registering the shares of our common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the convertible notes and the warrants issued pursuant to the Purchase Agreement, to our knowledge, neither the selling stockholders nor any of their affiliates has held any position or office with, been employed by or otherwise has had any material relationship with us within the past three years. To our knowledge, none of the selling stockholders are registered broker-dealers.
     The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of our common stock by each of the selling stockholders. The second column lists the number of shares of our common stock beneficially owned by each selling stockholder, which includes its ownership of the convertible notes and warrants, as of December 10, 2007, assuming conversion of all convertible notes and exercise of the warrants held by the selling stockholders on that date, without regard to any limitations (including the Maximum Percentage limitation) on conversions or exercise.
     The third column lists the shares of our common stock being offered by this prospectus by each selling stockholder.
     In accordance with the terms of a registration rights agreement among us and the selling stockholders, this prospectus covers the resale of at least 130% of the sum of the aggregate number of shares of our common stock issued or issuable upon conversion of the convertible notes and exercise of the warrants as of the trading day immediately preceding the date the registration statement is initially filed with the SEC. Because the conversion price of the convertible notes may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Shares Beneficially		Shares Beneficially
	Owned Prior to	Number of Shares	Owned After
Name of Selling Stockholder	Offering	Being Offered	Offering
Highbridge International LLC(1)	6,259,931	7,936,047	155,280
Castlerigg Master Investments Ltd.(2)	6,976,744	9,069,767	—
Cranshire Capital, L.P.(3)	872,093	1,133,721	—

(1)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaim beneficial ownership of the securities held by Highbridge International LLC.

(2)	Sandell Asset Management Corp. is the investment manager of Castlerigg Master Investments Ltd. Thomas Sandell is the controlling person of Sandell Asset Management Corp. and may be deemed to share beneficial ownership of the shares beneficially owned by Castlerigg Master Investments Ltd. Castlerigg International Ltd. is the controlling shareholder of Castlerigg International Holdings Limited which is the controlling shareholder of Castlerigg Master Investments Ltd. Each of Castlerigg International Holdings Limited and Castlerigg International Ltd. may be deemed to share beneficial ownership of the shares beneficially owned by Castlerigg Master Investments Ltd. Sandell Asset Management Corp., Castelrigg International Holdings Limited, and Castlerigg International Ltd. each disclaims beneficial ownership of the securities with respect to which indirect beneficial ownership is described.

(3)	Downsview Capital, Inc. is the general partner of Cranshire Capital, L.P. Mitchell P. Kopin and Downsview Capital disclaim beneficial ownership of the shares held by Cranshire Capital, L.P.

PLAN OF DISTRIBUTION
     We are registering the shares of our common stock issuable upon conversion of the principal and interest on the convertible notes and exercise of the warrants to permit the resale of these shares of our common stock by the holders of the convertible notes and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of our common stock. We will bear all fees and expenses incident to our obligation to register the shares of our common stock.
     The selling stockholders may sell all or a portion of the shares of our common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of our common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of our common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in the following ways, which may involve crosses or block transactions:
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     If the selling stockholders effect such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of our common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.
     The selling stockholders may pledge or grant a security interest in some or all of the convertible notes or shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of our common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.
     The selling stockholders and any broker-dealer participating in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of our common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of our common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
     Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
     There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.
     The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.
     We will pay all expenses of the registration of the shares of our common stock pursuant to the registration rights agreement, estimated to be $15,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by a selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.
     Once sold under the registration statement, of which this prospectus forms a part, the shares of our common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
     The validity of the shares of our common stock will be passed upon for us by Hale Lane Peek Dennison and Howard, Professional Corporation, Reno, Nevada.
EXPERTS
     Ham, Langston & Brezina, LLP, independent accountants, have audited our financial statements for fiscal years 2006 and 2005 included in our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007.
     Our financial statements are incorporated by reference in this prospectus in reliance upon the report of Ham, Langston & Brezina, LLP given upon its authority as an expert in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its public reference room. The SEC also maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. In addition, information may be found on our website at www.usdataworks.com. The information on our website is not incorporated by reference in and is not otherwise intended to be part of this prospectus. We have included our website address as an inactive textual reference only.
     We have filed with the SEC a registration statement that contains this prospectus on Form S-3 under the Securities Act. The registration statement relates to the convertible notes and warrants and the common stock issuable on conversion of the convertible notes and exercise of the warrants offered by the selling securityholders. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to the Company, the convertible notes, the warrants and the common stock. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the SEC, as described in the preceding paragraph.

DOCUMENTS INCORPORATED BY REFERENCE
     The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus
     • our annual report on Form 10-KSB for the fiscal year ended March 31, 2007;
     • our quarterly reports on Form 10-QSB for the fiscal quarters ended June 30, 2007 and September 30, 2007;
     • our current reports on Form 8-K filed with the SEC on August 23, 2007, September 5, 2007 and November 14, 2007;
     • the description of our common stock set forth in our registration statement on Form 8-A filed under the Exchange Act on April 17, 2000, including any amendment or report filed for the purpose of updating such description.
     • the description of our Series X Participating Preferred Stock Purchase Rights contained in the registration statement on Form 8-A filed under the Exchange Act on July 25, 2003, including any amendment or report filed for the purpose of updating such description;
     • All documents filed by us with the SEC pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement; and
     We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.
     You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: US Dataworks, Inc., One Sugar Creek Center Blvd., 5th Floor, Sugar Land, TX 77478, Attn: Investor Relations, telephone: (281) 504-8000. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the various expenses payable by the registrant in connection with the sale and distribution of the securities being registered hereby. Normal commission expenses and brokerage fees are payable individually by the selling securityholders. All amounts are estimated except the SEC registration fee.

Amount
SEC registration fee	$151
Accounting fees and expenses	$3,000
Legal fees and expenses	$10,000
Miscellaneous	$1,849

Total	$15,000

Item 15. Indemnification of Directors and Officers
     Sections 78.7502 and 78.751 of the General Corporation Law of Nevada provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Nevada Law provides, among other things, that a corporation may indemnify a person who was or is a party to or is threatened to be made a party to, any threatened pending or completed action by reason of their service to the corporation. Expenses include attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action suit or proceeding. In order to be entitled to indemnification such person must have reasonably relied on information provided by the corporation or acted in good faith. Further, discretionary indemnification may be authorized by the Board of Directors, the stockholders, a majority vote of a quorum of disinterested directors, of if no quorum can be obtained, by legal opinion of counsel. Article VI of the Registrant’s Amended and Restated Bylaws (Exhibit 3(ii) to the Quarterly Report on Form 10-QSB for the quarter ended December 31, 2002) provides for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the General Corporation Law of Nevada.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Item 16. Exhibits

Exhibit
Number	Description of Document

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-KSB for the year ended March 31, 2002).

4.2	Rights Agreement, dated July 24, 2003, by and between the Registrant and Corporate Stock Transfer (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 25, 2003).

4.3	Amendment No. 2 to Rights Agreement, dated November 13, 2007, by and between the Registrant and American Stock Transfer & Trust (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 14, 2007).

Exhibit
Number	Description of Document

5.1	Opinion of Hale Lane Peek Dennison and Howard, Professional Corporation.

23.1	Consent of Ham, Langston & Brezina, LLP, independent auditors.

23.3	Consent of Hale Lane Peek Dennison & Howard (see Exhibit 5.1).

24.1	Power of Attorney (see page II-4 of this Registration Statement).

99.1	Securities Purchase Agreement dated as of November 13, 2007, by and among the Registrant and the signatories thereto.

99.2	Form of Senior Secured Convertible Promissory Note.

99.3	Form of Common Stock Purchase Warrant.
Item 17. Undertakings
     The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act, (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on December 13, 2007.

US DATAWORKS, INC.

By	/s/ Charles E. Ramey Charles E. Ramey
Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Ramey and John McLaughlin, and each of them, his or her true and lawful attorneys in fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Charles E. Ramey Charles E. Ramey	Chief Executive Officer (Principal Executive Officer) and Director	December 13, 2007

/s/ John T. McLaughlin John T. McLaughlin	Chief Accounting Officer (Principal Accounting Officer)	December 13, 2007

/s/ Joe Abrell Joe Abrell	Director	December 13, 2007

/s/ J. Patrick Millinor J. Patrick Millinor	Director	December 13, 2007

/s/ John L. Nicholson John L. Nicholson, M.D.	Director	December 13, 2007

/s/ Terry Stepanik Terry Stepanik	Director	December 13, 2007

/s/ Hayden D. Watson Hayden D. Watson	Director	December 13, 2007

/s/ Thomas L. West, Jr Thomas L. West, Jr.	Director	December 13, 2007

EXHIBIT INDEX

Exhibit
Number	Description of Document

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-KSB for the year ended March 31, 2002).

4.2	Rights Agreement, dated July 24, 2003, by and between the Registrant and Corporate Stock Transfer (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 25, 2003).

4.3	Amendment No. 2 to Rights Agreement, dated November 13, 2007, by and between the Registrant and American Stock Transfer & Trust (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 14, 2007).

5.1	Opinion of Hale Lane Peek Dennison and Howard, Professional Corporation.

23.1	Consent of Ham, Langston & Brezina, LLP, independent auditors.

23.3	Consent of Hale Lane Peek Dennison & Howard (see Exhibit 5.1).

24.1	Power of Attorney (see page II-4 of this Registration Statement).

99.1	Securities Purchase Agreement dated as of November 13, 2007, by and among the Registrant and the signatories thereto.

99.2	Form of Senior Secured Convertible Promissory Note.

99.3	Form of Common Stock Purchase Warrant.